UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 17, 2017

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Poydras Street, Suite 1500 New Orleans, Louisiana		70130
(Address of principal executive offices)		(Zip Code)

(504) 568-1010

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

As previously disclosed, at the time of their emergence from bankruptcy on July 31, 2017, Tidewater Inc. (“Tidewater” or the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) and the lessor parties (the “Sale Leaseback Parties”) to certain sale leaseback agreements holding claims thereunder (collectively, the “Sale Leaseback Claims”) had not reached agreement with respect to the amount of the Sale Leaseback Claims. Accordingly, at that time, the Company reserved a portion of the aggregate cash, new creditor warrants and new secured notes ultimately to be distributed to holders of Class 3 General Unsecured Claims (as defined in the Second Amended Joint Prepackaged Chapter 11 Plan of Reorganization of the Debtors, as modified by the Confirmation Order, the “Plan”) pending resolution of the Sale Leaseback Claims.

On August 17, 2017, Tidewater entered into a letter agreement with PNC Equipment Finance, LLC (“PNCEF”) and MassMutual Asset Finance LLC (“MassMutual”) that settled and resolved their respective Sale Leaseback Claims. Pursuant to the letter agreement, PNCEF and MassMutual were permitted allowed Sale Leaseback Claims of $14,852,114 and $9,245,121, respectively. These two claims were settled for amounts substantially less than the amounts reserved for these two parties. Tidewater continues efforts to resolve the Sale Leaseback Claims of the four (4) remaining Sale Leaseback Parties.

The letter agreement also provides that PNCEF and MassMutual are deemed to have voted in favor of the Plan and are thereby “Released Parties” for purposes of Section 10.6 of the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

By:	/s/ Bruce D. Lundstrom
Bruce D. Lundstrom
Executive Vice President, General Counsel and Secretary

Date: August 18, 2017

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